EXHIBIT 10.14
                          GENERAL RELEASE OF ALL CLAIMS

           For and in sole consideration of a check by National Boston Medical, Inc., a Nevada corporation ("Releasee") in favor of Equity Communications ("Releasor") in the amount of Seven thousand five hundred dollars ($7,500), the receipt and sufficiency of which is hereby acknowledged, Releasor on its behalf, hereby releases and forever discharges Releasee, its officers, directors, shareholders, representatives, successors, subsidiaries, parent companies, agents and assigns from any and all claims, demands, verdicts, judgments, damages, actions, causes of action or suits of any kind or nature whatsoever and/or damages, known and unknown, which have resulted or may in the future develop either directly or indirectly from any business transactions or contract between Releasor and Releasee, specifically including, but not limited to the letter agreement between Releasor and Releasee dated February 1, 1999.

           Releasor hereby declares that the terms of this General Release have been completely read and are fully understood and voluntarily accepted for the purposes of making a full and final compromise, adjustment and settlement of any and all claims, verdicts, and/or judgments, disputed or otherwise, on account of the damages above-mentioned, and for the express purpose of precluding forever any further or additional claims arising out of the aforesaid.

           It is understood and agreed that this release is the compromise of doubtful and disputed claims, and that the payment made is not to be construed as an admission of liability on the part of the Releasee and that said Releasee denies any liability to Releasor, except for the amount specified in the Promissory Note of even date herewith and intends merely to avoid the expense and inconvenience of litigation.

           This General Release is freely and voluntarily executed by Releasor after being apprised of all relevant information and data by its consultants and/or attorneys. Releasor in executing this General Release does not rely on any inducements, promises, or representations made by Releasee or any of the Releasee's representatives. Furthermore, no promise, inducement, or agreement not herein set forth, has been made to Releasor and this General Release contains the entire agreement between the parties hereto, and the terms of this General Release are contractual and not merely a recital.

           Releasor represents and warrants that no other person or entity has or has had any interest in the claims, demands, obligations, or causes of action referred to in this General Release and that it has the sole right and exclusive authority to execute this General Release and that its has not sold, assigned, transferred, conveyed, or otherwise disposed of any of the claims, demands, obligations, or causes of action referred to in this General Release.

           This General Release shall be construed and interpreted in accordance with the laws of the State of Florida.

           Releasor hereby executes this General Release on this the 13th day of April, 1999.


/s/ Ira Weingarten
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Ira Weingarten, President, Equity Communications



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STATE OF California
COUNTY OF Santa Barbara

           BEFORE ME, personally appeared Ira Weingarten, to me known to be the person described in and who executed the foregoing General Release of All Claims and acknowledged to and before me that he executed the said instrument for the purposes therein expressed.

           WITNESS may hand and official seal this the 13th day of April, 1999.


                                                    /s/ Susan D.  Alvarado
                                                    -------------------------
   [seal] Susan D.  Alvarado                        Notary Public
            Commission # 1081204                    My Commission Expires:
            Notary Public-California                (Notary Seal)
            Santa Barbara County
            My Commission Expires Dec 16, 1999